EXHIBIT 16





March 27, 1998



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:


We were previously principal accountants for Keller Financial Services of Florida, Inc. and and all related entities: Keller Financial Services of Tampa Bay, Inc., Keller Financial Services of St. Pete., Inc., Keller Financial Services of Clearwater, Inc., Keller Financial Services of Pinellas, Inc., Keller Financial Services of Central Florida, Inc., Keller Financial Services of West Florida, Inc., Keller Financial Services of North Florida, Inc., Keller Financial Services of The Suncoast, Inc., Keller Financial Services of Mid-Florida, Inc. under the date of February 16,
1996, except for note I, which is as of April 29, 1996, we reported on the financial statements of for Keller Financial Services of Florida, Inc. and and all related entities: Keller Financial Services of Tampa Bay, Inc., Keller Financial Services of St. Pete., Inc., Keller Financial Services of Clearwater, Inc., Keller Financial Services of Pinellas, Inc., Keller Financial Services of Central Florida, Inc., Keller Financial Services of West Florida, Inc., Keller Financial Services of North Florida, Inc., Keller Financial Services of The Suncoast, Inc., Keller Financial Services of Mid-Florida, Inc. as of and for the years ended December 31, 1995 and 1994. On February 26, 1998 we resigned. We have read Keller Financial Services of Florida, Inc and all related entities: Keller Financial Services of Tampa Bay, Inc., Keller Financial Services of St. Pete., Inc., Keller Financial Services of Clearwater, Inc., Keller Financial Services of Pinellas, Inc., Keller Financial Services of Central Florida, Inc., Keller Financial Services of West Florida, Inc., Keller Financial Services of North Florida, Inc., Keller Financial Services of The Suncoast, Inc., Keller Financial Services of Mid-Florida, Inc. statements included under Item 4 of its Form 8-K dated March 27, 1998, and we agree with such statements, except we have no knowledge of the matter discussed in the last paragraph regarding interviewing independent accountants.

                              Very truly yours,

                         /s/  KPMG PEAT MARWICK LLP


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